Exhibit 99.1

AAON Announces Semi-Annual Cash Dividend,
Promotion of Casey R. Kidwell and
Election of Independent Chairman and Independent Vice Chair of the Board

TULSA, OK, May 18, 2022 – AAON, Inc. (NASDAQ-AAON), today announced that its Board of Directors has declared the Company’s next regular semi-annual cash dividend of $0.19 per share (or $0.38 annually), payable on July 1, 2022 to stockholders of record as of the close of business on June 3, 2022.

The Company also announced today that its Board of Directors has promoted Casey R. Kidwell to the position of Vice President of Administration, effective May 12, 2022.

Casey R. Kidwell, 44, joined AAON in 2021 as Director of Administration. Prior to joining the Company, he served almost 10 years in various roles at WPX Energy, including most recently as Human Resources Operations Manager. Mr. Kidwell graduated from Oklahoma State University with a Bachelor of Science in Human Resource Management.

Gary D. Fields, President and CEO, stated, “Please join me in congratulating Casey on his promotion to Vice President of Administration. Casey has been essential to our current employee recruitment and retention efforts through various human resource initiatives, especially as we have navigated the unusual labor market of the past year. I look forward to Casey's continued success and positive impact as he steps into his new role.”

Additionally, on May 12, 2022, following the previously announced retirements of Norman H. Asbjornson as Executive Chairman and Paul K. (“Ken”) Lackey, Jr., as Lead Independent Director, the Board of Directors elected A.H. ("Chip") McElroy II as Independent Chairman of the Board and Caron Lawhorn as Independent Vice Chair of the Board.

Mr. Fields concluded, “Norm was uniquely qualified to lead AAON’s Board from the Company’s inception through his recent retirement. With Norm’s decision to retire from his Executive Chairman position and Ken Lackey’s decision to retire from the Board following 15 years of service, the Board determined it was the appropriate time to modify the Company’s governance structure. I could not be more pleased to have Chip McElroy as the Company’s Independent Chairman and Caron Lawhorn as our Independent Vice Chair. They each bring significant experience to their respective roles and the Company will benefit a great deal from this modernized governance structure as it continues to mature as an organization.”

About AAON
AAON, Inc. is engaged in the engineering, manufacturing, marketing, and sale of premium air conditioning and heating equipment consisting of standard, semi-custom, and custom rooftop units, data center cooling solutions, cleanroom systems, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils, and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone (617) 877-6346
Email: joseph.mondillo@aaon.com